UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Hersha Hospitality Trust
(Name of Registrant as Specified In Its Charter)

_____________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplemental Information for 2022 Annual Meeting of Shareholders

Dear Fellow Hersha Shareholder:

We are writing to ask you for your support by voting in accordance with the recommendations of our Board of Trustees on all of the proposals and election of all trustees included in our 2022 Proxy Statement, which was filed on April 14, 2022. In particular, we are requesting your vote FOR Proposal 2, the annual advisory vote on the compensation paid to our named executive officers ("NEOs") (the “Say-on-Pay Proposal”).

We are pleased that Glass Lewis has recommended a vote FOR this Proposal 2, however, are disappointed that Institutional Shareholder Services (“ISS”) has reached a different conclusion.

We are providing this supplemental information to summarize some of the key aspects of our compensation program and recent pay decisions and reiterate our continued commitment to pay-for-performance alignment.

Thank you for your continued support,
Thomas J. Hutchinson III (Chair), Jackson Hsieh, Michael A. Leven,
Dianna F. Morgan, and John M. Sabin

Leading Pay Actions Amidst COVID-19

NO SPECIAL AWARDS

were granted to our CEO or COO.

WAIVED LONG-TERM INCENTIVE PLAN PAYMENTS

Our NEOs voluntarily waived all potential payouts from the 2019 Long-Term Incentive Program ("LTIP") and the 2018 Multi-Year Equity Incentive Program ("EIP") in order to show further alignment with our shareholders due to the difficult operating environment that the Company faced in 2020 and 2021.

63%

Yet (5 out of 8) of our compensation peers granted special retention awards to NEOs during the pandemic.

HERSHA

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COVID-19 Related Compensation Reductions

Voluntarily reduced CEO and COO base salaries by 50% in mid-March 2020 for the remainder of 2020.

In 2021, CEO and COO salary were kept at 2019 levels, thereby forgoing salary increases for three consecutive years.

All NEOs voluntarily agreed to reduce the potential compensation available to the NEOs under the Short-Term Incentive Program ("STIP") program by 50% from the potential compensation under the program in 2019.

HERSHA
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2021 Short-Term Incentive Program Clarification

- **The impact of the COVID-19 pandemic on the travel and hospitality industry was particularly severe, lingering well into 2021, impacting all hotel REITs, and resulting in very low visibility and limiting the ability to forecast for the year; consequently, establishing quantitative goals was not feasible**

- **After considerable deliberation, the Compensation Committee felt it was in shareholder's best interests to focus Hersha's NEOs on a number of key strategic goals to best navigate the Company through turbulent times and position it for success upon emergence of the pandemic; this approach was also used by the majority of our hotel peers**

- **At the end of the year, the Compensation Committee applied a rigorous evaluation process that resulted in the short-term cash bonuses (which were elected to be taken 100% in equity by all NEOs) funding at ~109% of target**

- **This funding level, as a percentage of target, is the second lowest amongst our hotel peers (and lowest amongst peers that did not also make a special award)**

The Compensation Committee has reverted to a quantitative approach for the 2022 bonus program which will be disclosed in next year's proxy

HERSHA

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Pay-for-Performance Alignment

- **We use both our short- and long-term incentive programs to align NEO pay with the creation of long-term shareholder value**

Short-Term Incentive Equity Election	• Each of our NEOs in 2021 elected to have **100% of their short-term incentive awards paid in the form of equity**
50% Performance-based LTIP	• In 2021, **half of the equity awards under our long-term incentive program was performance-based** • ISS, when stating that the majority of LTIP awards are not performance-based, was incorporating equity elections in connection with our short-term incentive program into our LTIP awards
Rigorous LTIP Goals	• **We set rigorous long-term incentive goals** that focus on the creation of long-term shareholder value and motivate executives to perform at a high level • Our **relative performance goals always target above-the-median performance**, ensuring target pay is only earned for above-average performance • Our absolute Total Shareholder Return ("TSR") target hurdle is similarly rigorous, **and is higher than that of any of our peers**

HERSHA

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Significant Alignment with Investors

- **<u>Unprecedented across our peers</u>, for the 5th straight year, 100% of our NEOs elected to take 100% of their cash bonuses in equity, subject to additional vesting**

- **86% of Hersha's CEO pay was awarded in the form of equity**
  - On average, just 57% of the ISS-selected peer CEO pay was awarded in the form of equity. For the company-selected peers, 67% of CEO pay was awarded in cash

Average ISS Peer CEO Cash/Equity Split

57%
Equity
43%
Cash
% Cash
% Equity

Average Company-Selected Peer CEO Cash/Equity Split

67%
Equity
33%
Cash
% Cash
% Equity

Hersha CEO Cash/Equity Split

86%
Equity
14%
Cash
% Cash
% Equity

Above figures incorporate summary compensation table pay as disclosed in SEC filings, ignoring All Other Compensation.

HERSHA

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CEO Realized Pay vs. Total Shareholder Return

- **Over the past 3 years, the amount of realized pay[1] for our CEO has tracked closely with our total shareholder return performance.**

Three-Year CEO Realized Pay vs. TSR
CEO Realized Pay
HT TSR
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
$4,139
$2,168
-11.2%
$1,985
-44.7%
$3,800
16.2%
2018 (Baseline)
2019
2020
2021

[1] **Realized pay defined as** base salary and cash incentives, if any, received during the year, along with the value of shares issued for the performance period that ended in a given year. For 2021, realized compensation includes the value of shares issued for the performance period that ended on December 31, 2021 under the 2021 STIP and 2019 LTIP. For 2020, realized compensation includes the value of shares issued for the performance period that ended on December 31, 2020 under the 2020 STIP and 2018 Multi-Year EIP. For 2019, realized compensation includes the value of shares issued for the performance period that ended on December 31, 2019 under the 2019 STIP and 2017 Multi-Year EIP.

HERSHA

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Hotel Industry Performance vs. ISS Selected Peers

- ISS' pay-for-performance analysis compared Hersha to a peer set that was comprised 67% of public REITs outside of the hotel/lodging sector, which significantly skews our relative pay-for-performance alignment. We believe the comparison is inappropriate given the hotel industry has faced unprecedented headwinds that other sectors have not had to sustain and had been slower to recover from the effects of the pandemic than the broader REIT industry.

- The table below contains 3-year TSR data for each of the ISS selected peers in relation to the average TSR across the hotel peers they use.

Company Name	Ticker	Property Focus	2019-2021 TSR
Independence Realty Trust, Inc.	IRT	Multifamily	47.6%
UMH Properties, Inc.	UMH	Manufactured Home	38.6%
Centerspace	CSR	Multifamily	36.6%
Essential Properties Realty Trust, Inc.	EPRT	Other Retail	33.6%
Monmouth Real Estate Investment Corporation	MNR	Industrial	24.7%
Easterly Government Properties, Inc.	DEA	Office	19.1%
CatchMark Timber Trust, Inc.	CTT	Specialty	12.8%
CareTrust REIT, Inc.	CTRE	Health Care	12.5%
Retail Opportunity Investments Corp.	ROIC	Shopping Center	10.5%
Getty Realty Corp.	GTY	Other Retail	8.4%
Other ISS Hotel Peers + Hersha	---	---	-0.7%
LTC Properties, Inc.	LTC	Health Care	-0.9%

Above TSR figures per S&P Global

HERSHA

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Strong Historical Stockholder Approval

- Historically we have had strong shareholder support of our executive compensation plan on an advisory basis.

2011-2021
Median
94%
2019
94%
2020
92%
2021
93%

- The pay opportunities for our NEOs is consistent with those from 2019, with the only one change being a modest increase in our CFO's base salary – those amounts and structure of the pay program have been strongly supported by investors

HERSHA
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The Board of Trustees Recommends You Vote:

✓ **FOR** the election of all Class I Trustee nominees

✓ **FOR** the advisory vote to approve the compensation of the Company's Named Executive Officers

✓ **FOR** ratification of the appointment of KPMG LLP as the Company's independent auditor for the year ending December 31, 2022

Thank you for your continued feedback and support

HERSHA

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